UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing

On July 15, 2013, OCZ Technology Group, Inc. (“OCZ”) received a letter from the Staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based upon the Company’s failure to timely file its Form 10-Q for the quarter ended May 31, 2013 with the Securities and Exchange Commission (the “SEC”), as required by NASDAQ Listing Rule 5250(c)(1) (the “Filing Requirement”), the additional filing deficiency would be considered by the Listing Qualifications Panel (the “Panel”) regarding the Company’s continued listing on The NASDAQ Capital Market. As previously reported, on May 28, 2013 the Company received a determination from the NASDAQ Listing Qualifications Panel (the “Panel”) indicating that the Panel had granted the Company’s request to remain listed on The NASDAQ Stock Market, subject to the condition that the Company is current in the filing of its periodic reports with the Securities and Exchange Commission by September 16, 2013. The plan of compliance presented to the Panel at the hearing anticipated that the filing of the Form 10-Q for the quarter ended May 31, 2013 would be delayed and included in the Company’s plan for making this filing.

A copy of the press release announcing receipt of the Nasdaq compliance letter is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Rafael Torres
Rafael Torres Chief Financial Officer

Date: July 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by OCZ Technology Group, Inc. on July 19, 2013.